Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of
the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Vestis Corporation (the “registrant”) on Form 10-K for the fiscal year ended September 27, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Kim Scott and Rick Dillon, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1)The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

November 22, 2024

/s/ Kim Scott

Kim Scott

President and Chief Executive Officer

/s/ Rick Dillon

Rick Dillon

Executive Vice President and Chief Financial Officer